Exhibit 99.1

Raptor Pharmaceutical Corp. Begins Dosing in
Phase 2b Trial of RP103 for
Non-Alcoholic Steatohepatitis ("NASH")

NOVATO, Calif., June 25, 2012 -- Raptor Pharmaceutical Corp. ("Raptor" or the "Company") (NASDAQ: RPTP), today announced that a first patient has been dosed in its Phase 2b clinical trial evaluating the safety and potential efficacy of RP103 as a potential treatment of non-alcoholic steatohepatitis ("NASH"), an advanced form of non-alcoholic fatty liver disease ("NAFLD") in children.  The patient was dosed at the Clinical & Translational Research Institute at the University of California, San Diego ("UC San Diego"). RP103 is Raptor's proprietary delayed-release microbead formulation of cysteamine bitartrate.

"NAFLD is the most common serious complication of childhood obesity. We are seeing a concerning increase in the number of adolescents with advanced liver disease, creating an urgent need to find an effective treatment for NAFLD," said Jeffrey Schwimmer, M.D., the Director of the Fatty Liver Clinic at Rady Children's Hospital San Diego, and the Principal Investigator for the NASH Clinical Research Network Pediatric Clinical Center at UC San Diego. "The results of a small pilot study were sufficiently encouraging, and we are excited about the opportunity to test cysteamine in the form of RP103 as a treatment for NAFLD in children in this large, national study."

Raptor is conducting this trial within a cooperative research and development agreement with the National Institute of Diabetes and Digestive and Kidney Diseases ("NIDDK"), part of the National Institutes of Health.  The trial, called Cysteamine Bitartrate Delayed-Release for the Treatment of Non-alcoholic Fatty Liver Disease in Children ("CyNCh"), is expected to enroll a total of 160 pediatric participants at ten U.S. centers in the NIDDK-sponsored NASH Clinical Research Network. NIDDK and Raptor are sharing the costs to conduct the CyNCh clinical trial.

The primary objective of this randomized, multicenter, double-blind, placebo-controlled Phase 2b clinical trial is to evaluate whether 52 weeks of treatment with RP103 in children reverses damage caused by NASH as measured by changes in NAFLD Activity Score ("NAS"), a histological rating scale of disease activity. Secondary endpoints will include blood markers for liver health including alanine transaminase ("ALT") and aspartate transaminase ("AST"), as well as safety and tolerability.

"The first patient dosed is an important milestone and we are pleased that the CyNCh clinical trial is underway," said Ted Daley, President of Raptor. "Our collaboration with NIDDK and its NASH Clinical Research Network are invaluable resources, given our clinical objectives, and we are excited to advance our program in close partnership with these top NASH clinical investigators."

The CyNCh clinical trial follows positive results of an open-label Phase 2a clinical trial which was conducted under a collaboration agreement between Raptor and the University of California, San Diego ("UC San Diego") at UC San Diego's General Clinical Research Center. The Phase 2a clinical trial involved children with biopsy-confirmed diagnosis of moderate to severe NAFLD and baseline ALT and AST measurements at least twice that of normal levels. These patients received a prototype formulation of RP103 twice daily for six months, followed by a six-month post-treatment monitoring period. All patients showed marked decline in ALT and AST levels during the treatment period with 7 of 11 patients achieving a greater than 50 percent reduction and 6 of 11 patients with reductions to within normal range. The reductions in ALT and AST were largely sustained during the 6 month post-treatment phase. Other important liver function markers showed positive trends with cytokeratin levels decreasing by an average of 45 percent and adiponectin increasing by 35 percent during the treatment period.

About NASH

NASH is a more aggressive form of NAFLD that affects approximately 2 to 5 percent of Americans. It occurs in patients who drink little or no alcohol, and is the most common cause of chronic liver disease in North America. Although most patients are asymptomatic and feel healthy in early phases of the disease, NASH causes decreased liver function and can lead to cirrhosis, liver failure and end-stage liver disease. While NASH is most common in insulin-resistant obese adults with diabetes and abnormal serum lipid profiles, its prevalence is increasing among juveniles as obesity rates rise within this patient population. There are no currently approved drug therapies for NASH; patients are limited to lifestyle changes such as diet, exercise and weight reduction to manage the disease.

About Cysteamine and RP103

RP103 is Raptor's proprietary delayed release oral medication currently being investigating in several indications.  RP103 is an enteric coated, microbead formulation of cysteamine bitartrate.

In December 2007, Raptor obtained an exclusive, worldwide license from the University of California, San Diego for the development of RP103 and other forms of cysteamine for the potential treatment of non-alcoholic steatohepatitis ("NASH") currently in a Phase 2b clinical trial in the U.S., described above,  Huntington's Disease currently in the Phase 2/3 clinical trial in France and for the development of RP103 for nephropathic cystinosis which Raptor has recently filed for marketing approval in the U.S. and E.U. The U.S. Food and Drug Administration ("FDA") has accepted for filing Raptor's New Drug Application ("NDA") for RP103 for the potential treatment of nephropathic cystinosis and assigned the user fee goal date of January 30, 2013.  Raptor's E.U. marketing application of RP103 for the potential treatment of nephropathic cystinosis is under review by the EMA, and Raptor expects a decision in the first half of calendar 2013. In 2010, the Company acquired an exclusive worldwide license to intellectual property covering the use of transglutaminase inhibitors, a class of molecules chemically similar to cysteamine, in the potential treatment of Huntington's Disease and other neurological disorders from the Weizmann Institute of Science in Israel and Niigata University in Japan. Raptor has been granted orphan product designation for RP103 for the potential treatment for nephropathic cystinosis by the European Medicines Agency and FDA and for the potential treatment of Huntington's Disease by the FDA.

About Raptor Pharmaceutical Corp.

Raptor Pharmaceutical Corp. (NASDAQ:RPTP) ("Raptor") seeks to research, produce, and deliver medicines that improve life for patients with severe, rare disorders. Raptor currently has product candidates in clinical development designed to potentially treat nephropathic cystinosis, Non-alcoholic Steatohepatitis ("NASH"), Huntington's Disease ("HD"), aldehyde dehydrogenase deficiency ("ALDH2"), and thrombotic disorder.

Raptor's preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein and related proteins that are designed to target cancer and infectious diseases.

For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS
This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements:  that the NIDDK will be able to complete enrollment and complete the Phase 2b clinical trial; that Raptor will be able to supply clinical material and funding for the Phase 2b clinical trial; if the Phase 2b clinical trial is completed, that the resulting clinical trial results will meet its primary objectives and secondary clinical endpoints; that the Phase 2b clinical trial will emulate the results of the Phase 2a open label study; that RP103 will prevent significant GSH depletion and potentially reverse NASH-related liver damage; that the FDA and EMA will deliver a decision regarding marketing approval of RP103 for the potential treatment of nephropathic cystinosis on January 30, 2013 or the first half of calendar 2013, respectively; and that Raptor will be able to successfully develop RP103 or any of its other product candidates. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent the Company's forward looking statements from fruition include: that Raptor may be unsuccessful in developing any products or acquiring products; that Raptor's technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; that Raptor is unable to retain or attract key employees whose knowledge is essential to the development of its products; that unforeseen scientific difficulties develop with the Company's process; that Raptor's patents are not sufficient to protect essential aspects of its technology; that competitors may invent better technology; that Raptor's products may not work as well as hoped or worse, that the Company's products may harm recipients; and that Raptor may not be able to raise sufficient funds for development or working capital. As well, Raptor's products may never develop into useful products and even if they do, they may not be approved for sale to the public. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's annual report on Form 10-K, as amended by Form10-K/A, filed with the SEC on November 11, 2011 and December 19, 2011, respectively; and Raptor's quarterly report on Form 10-Q filed with the SEC on April 9, 2012; all of which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

For more information, please contact:

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